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                                                                   Exhibit 10.23

                              MICRON HOLDINGS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT
                                 (Time-Vesting)

      THIS AGREEMENT (the "Agreement"), is made effective as of the ___ day of May, 2004 (the "Date of Grant"), between Micron Holdings, Inc., a Delaware corporation (the "Company"), and _____________ (the "Participant"):

                                R E C I T A L S:

      WHEREAS, the Company has adopted the Micron Holdings, Inc. 2004 Stock Option Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan; and

      WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Option to the Participant pursuant to the Plan and the terms set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

      1. Grant of the Option. The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of __________ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $_____ per Share (the "Option Price").

      2.    Vesting.

            (a) Subject to the earlier termination or cancellation of the Option as set forth herein, and subject to Section 2(d) hereof, the Option shall vest and become exercisable as follows:

                  (i) Prior to the first anniversary of the Date of Grant, no portion of the Option shall vest or be exercisable;

                  (ii) On and after the first anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of twenty-five percent of the Shares subject to the Option, less any Shares subject to the Option previously acquired upon exercise of the Option;

                 (iii) On and after the second anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of fifty percent of the Shares

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subject to the Option, less any Shares subject to the Option previously acquired upon exercise of the Option;

                 (iv) On and after the third anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of seventy-five percent of the Shares subject to the Option, less any Shares subject to the Option previously acquired upon exercise of the Option; and

                  (v) On and after the fourth anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of one hundred percent of the Shares subject to the Option, less any Shares subject to the Option previously acquired upon exercise of the Option.

The portion of the Option which has become vested and exercisable as described above is hereinafter referred to as the "Vested Portion."

            (b) If the Participant's Employment is terminated by the Company for Cause, as defined in Section 3(b) below, the Option shall, whether or not vested, be automatically canceled without payment of consideration therefor.

            (c) If the Participant's Employment with the Company terminates for any reason other than Cause, the Option shall, to the extent not then vested, be canceled by the Company without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

            (d) Upon the consummation of a Transaction, the Option shall, to the extent not then vested, automatically become fully vested and exercisable.

      3.    Exercise of Option.

            (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

                  (i)   the tenth anniversary of the Date of Grant;

                  (ii) one year following the date of the Participant's termination of Employment due to death or Disability; and

                  (iii) 90 days following the date of the Participant's termination of Employment by the Company without Cause (other than due to Disability) or due to the Participant's resignation for any reason (including normal or early retirement).

            (b)   Definitions. For purposes of this Agreement:

                  (i) "Cause" shall mean (A) the Participant's continued failure to perform the Participant's duties (other than as a result of the Participant's Disability or permitted leave of absence) for a period of 10 days following written notice by the Company to the

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Participant of such failure, (B) material dishonesty in the performance of the
Participant's duties, (C) the Participant's conviction of, or plea of nolo contendere to, (x) a felony (other than a traffic violation) or (y) any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust, (D) the Participant's willful act or omission which is injurious to the financial condition or business reputation of the Company or its Affiliates or
(E) the Participant's material breach of any employment agreement with the Company to which the Participant is a party or any noncompetition, confidentiality or intellectual property agreements or covenants relating to the Company or its Affiliates to which the Participant is a party or by which the Participant is otherwise bound; and

                  (ii) "Disability" shall mean (i) the Participant's "disability" as determined under the long-term disability plan in which the Participant participates, or (ii) if there is no such plan, the Participant's physical or mental incapacitation that makes the Participant unable, for a period of six months in any twelve-month period, to perform the Participant's duties.

            (c)   Method of Exercise.

                  (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent so to exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the "Purchased Shares") and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer, provided, however, that with the consent of the Committee, payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price in respect of the Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

                  (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied.

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                  (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares.

                  (iv) In the event of the Participant's death, the Vested Portion of the Option shall remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a) (and the term "Participant" shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

                  (v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, become a party to a stockholders' agreement in the form then being used by the Company.

      4.    No Right to Continued Employment; No Claims to Compensation.

            (a) The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company's or its Affiliates' right to terminate the Employment of such Participant.

            (b) In consideration of the grant of the Option, the Participant acknowledges and agrees that the Participant has no claims relating to periods prior to the Date of Grant against the Company or any of its subsidiaries or Affiliates (or the predecessors of any of the foregoing) for unpaid cash compensation, other than (i) payment of unpaid base salary earned since the most recently ended payroll date and (ii) reimbursement of unreimbursed business expenses, any and all such claims (other than those contemplated by clause (i) or (ii)) being hereby waived.

      5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance

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by the transferee or transferees of the terms and conditions hereof. During the
Participant's lifetime, the Option is exercisable only by the Participant.

      7. Withholding. The Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under, or with respect to, the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

      8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

      9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

      10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to principles of conflicts of laws.

      11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan, as applicable, will govern and prevail.

      12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [signature page follows]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

                                   MICRON HOLDINGS, INC.

                                   By:______________________________________
                                   Name:
                                   Title:

Agreed and acknowledged as
of the date first above written:

____________________________________
Participant's Name

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